Exhibit 99.1

eBay Inc. Reports Fourth Quarter and Full Year 2017 Results

eBay Delivers Record Fourth Quarter Driven by Strong Holiday Performance

San Jose, California, January 31, 2018 - eBay Inc. (NASDAQ: EBAY), a global commerce leader, delivered revenue for the quarter ended December 31, 2017 of $2.6 billion, increasing 9% on an as-reported basis and 7% on a foreign exchange (FX) neutral basis, primarily driven by gross merchandise volume (GMV) of $24.4 billion, up 10% on an as-reported basis and 7% on an FX-Neutral basis.

During the quarter, eBay delivered GAAP net loss from continuing operations of $2.6 billion, or $(2.51) per diluted share primarily driven by a $3.1 billion tax charge attributable to the enactment of the Tax Cuts and Jobs Act. Non-GAAP net income from continuing operations was $618 million, or $0.59 per diluted share. The company generated $988 million of operating cash flow and $796 million of free cash flow from continuing operations while also repurchasing $922 million of its common stock in the quarter.

“Q4 was a record quarter for eBay, representing the fifth quarter in a row of volume acceleration in our US Marketplace,” said Devin Wenig, President and CEO of eBay Inc. “We have made great progress transforming eBay while delivering meaningful growth and we expect further acceleration in 2018 as we continue to execute our strategy.”

In the fourth quarter, eBay grew active buyers by 5% across its platforms, for a total of 170 million global active buyers. Underlying total eBay Inc. performance, the Marketplace platforms delivered $23.0 billion of GMV and $2.1 billion of revenue. Marketplace GMV was up 9% on an as-reported basis and 6% on an FX-Neutral basis, driven by strong holiday performance in the US and continued expansion of new user experiences, which led to revenue growth of 8% on an as-reported basis and 6% on an FX-Neutral basis. StubHub drove GMV of $1.4 billion, up 16% on an as-reported basis and 15% on an FX-Neutral basis, and revenue of $307 million, up 10% on both an as-reported basis and FX-Neutral basis driven by a strong concerts and sports landscape. Classifieds platforms delivered another quarter of double-digit growth with revenue of $244 million, up 21% on an as-reported basis and 13% on an FX-Neutral basis, driven primarily by strength in Germany.

For the full year 2017, eBay Inc. delivered revenue of $9.6 billion, growing 7% on both an as-reported basis and FX-Neutral basis primarily driven by GMV of $88.4 billion, up 6% on both an as-reported basis and FX-Neutral basis. The company delivered strong operating and free cash flow on a continuing operations basis, generating $3.1 billion and $2.5 billion, respectively, during 2017. eBay also returned $2.7 billion of capital to shareholders through repurchases of its common stock.

Fourth Quarter and Full Year 2017 Financial Highlights (presented in millions, except per share data and percentages)

	Fourth Quarter				Full Year
	2017	2016	Change		2017	2016	Change
eBay Inc.
Net revenues	$2,613	$2,395	$218	9%	$9,567	$8,979	$588	7%
GAAP - Continuing Operations
Income from continuing operations	$(2,597)*	$5,948*	$(8,545)	**	$(1,012)*	$7,285*	$(8,297)	**
Earnings per diluted share from continuing operations	$(2.51)*	$5.31*	$(7.82)	**	$(0.95)*	$6.37*	$(7.32)	**
Non-GAAP - Continuing Operations
Net income	$618	$601	$17	3%	$2,163	$2,156	$7	—%
Earnings per diluted share	$0.59	$0.54	$0.05	9%	$2.00	$1.88	$0.12	6%

*2017 GAAP results from continuing operations primarily driven by a $3.1 billion tax charge attributable to the enactment of the Tax Cuts and Jobs Act. 2016 GAAP results from continuing operations driven by a $4.6 billion income tax benefit related to a legal structure realignment, primarily impacting its international entities, as well as a $0.8 billion gain from the sale of its equity holdings of MercadoLibre, Inc.
**Not meaningful

Other Selected Financial and Operational Results

•
Operating margin — GAAP operating margin decreased to 25.4% for the fourth quarter of 2017, compared to 26.6% for the same period last year. Non-GAAP operating margin decreased to 30.9% in the fourth quarter of 2017, compared to 31.9% for the same period last year.

•
Taxes — The GAAP effective tax rate for continuing operations for the fourth quarter of 2017 was 563%, compared to (197)% for the fourth quarter of 2016. The non-GAAP effective tax rate for continuing operations for the fourth quarter of 2017 was 19%, compared to 24% for the fourth quarter of 2016.

•	Cash flow — The company generated $988 million of operating cash flow from continuing operations and $796 million of free cash flow from continuing operations during the fourth quarter of 2017.

•
Stock repurchase program — The company repurchased approximately $922 million of its common stock, or 25 million shares, in the fourth quarter of 2017. The company's total repurchase authorization remaining as of December 31, 2017 was $1.7 billion.

•	Cash and cash equivalents and non-equity investments — The company's cash and cash equivalents and non-equity investments portfolio totaled $11.3 billion as of December 31, 2017.

Business Outlook
Please note that eBay’s 2018 Business Outlook includes the impact of adopting the Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with Customers.
Exhibit A, included in this document, presents a reconciliation of the impact of adoption on eBay’s 2017 and 2016 Income Statement to enable investors to better understand normalized growth comparisons for the company’s 2018 Business Outlook.

•
First quarter 2018 — The company expects net revenue between $2.57 billion and $2.61 billion, representing FX-Neutral growth of 7% - 9%, with GAAP earnings per diluted share from continuing operations in the range of $0.37 - $0.41 and non-GAAP earnings per diluted share from continuing operations in the range of $0.52 - $0.54.

•
Full year 2018 — The company expects net revenue between $10.9 billion and $11.1 billion, representing FX-Neutral growth of 7% - 9%, with GAAP earnings per diluted share from continuing operations in the range of $1.65 - $1.75 and non-GAAP earnings per diluted share from continuing operations in the range of $2.25 - $2.30.

In January 2018, eBay's board of directors authorized an additional $6.0 billion stock repurchase program, with no expiration from the date of authorization. The company's stock repurchase program is intended to programmatically offset the impact of dilution from its equity compensation programs and, subject to market conditions and other factors, to make opportunistic and programmatic repurchases of its common stock to reduce its outstanding share count. Any share repurchases under the company's stock repurchase programs may be made through open market transactions, block trades, privately negotiated transactions (including accelerated share repurchase transactions) or other means at times and in such amounts as management deems appropriate and will be funded from the company's working capital or other financing alternatives.

Quarterly Conference Call and Webcast

eBay Inc. will host a conference call to discuss fourth quarter 2017 results at 3:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investors.ebayinc.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

eBay Inc. uses its Investor Relations website at https://investors.ebayinc.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor, in addition to following press releases, SEC filings, public conference calls and webcasts.

About eBay

eBay Inc. (NASDAQ: EBAY) is a global commerce leader including the Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity through Connected Commerce. Founded in 1995 in San Jose, Calif., eBay is one of the world’s largest and most vibrant marketplaces for discovering great value and unique selection. In 2017, eBay enabled $88 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Presentation

All growth rates represent year over year comparisons, except as otherwise noted. All amounts in tables are presented in US dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not sum or recalculate using the rounded dollar amounts provided.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC): non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate and free cash flow. These non-GAAP financial measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and Reconciliation of GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including expected financial results for the first quarter and full year 2018 and the future growth in its business. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the company’s capital allocation or management of operating cash; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the company’s need and ability to manage regulatory, tax, data security and litigation risks; whether the operational, marketing and strategic benefits of the separation of the eBay and PayPal businesses can be achieved; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. All information in this release is as of January 31, 2018. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Investor Relations Contact:	Selim Freiha	ir@ebay.com
Media Relations Contact:	Abby Smith	press@ebay.com
Company News:	https://www.ebayinc.com/stories/news/
Investor Relations website:	https://investors.ebayinc.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet

	December 31, 2017	December 31, 2016
	(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$2,120	$1,816
Short-term investments	3,743	5,333
Accounts receivable, net	695	592
Other current assets	1,185	1,134
Total current assets	7,743	8,875
Long-term investments	6,331	3,969
Property and equipment, net	1,597	1,516
Goodwill	4,773	4,501
Intangible assets, net	69	102
Deferred tax assets	5,195	4,608
Other assets	273	276
Total assets	$25,981	$23,847
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$781	$1,451
Accounts payable	330	283
Accrued expenses and other current liabilities	2,134	1,893
Deferred revenue	117	110
Income taxes payable	177	110
Total current liabilities	3,539	3,847
Deferred tax liabilities	3,425	1,453
Long-term debt	9,234	7,509
Other liabilities	1,720	499
Total liabilities	17,918	13,308

Total stockholders' equity	8,063	10,539
Total liabilities and stockholders' equity	$25,981	$23,847

eBay Inc.
Unaudited Condensed Consolidated Statement of Income

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions, except per share amounts)

Net revenues	$2,613	$2,395	$9,567	$8,979
Cost of net revenues (1)	590	539	2,222	2,007
Gross profit	2,023	1,856	7,345	6,972
Operating expenses:
Sales and marketing (1)	689	608	2,515	2,368
Product development (1)	317	292	1,224	1,114
General and administrative (1)	265	249	1,031	900
Provision for transaction losses	79	59	272	231
Amortization of acquired intangible assets	10	10	38	34
Total operating expenses	1,360	1,218	5,080	4,647
Income from operations	663	638	2,265	2,325
Interest and other, net	(102)	1,366	11	1,326
Income from continuing operations before income taxes	561	2,004	2,276	3,651
Income tax benefit (provision)	(3,158)	3,944	(3,288)	3,634
Income (loss) from continuing operations	$(2,597)	$5,948	$(1,012)	$7,285
Loss from discontinued operations, net of income taxes	(4)	(12)	(4)	(19)
Net income (loss)	$(2,601)	$5,936	$(1,016)	$7,266

Income (loss) per share - basic:
Continuing operations	$(2.51)	$5.38	$(0.95)	$6.43
Discontinued operations	—	(0.01)	—	(0.02)
Net income (loss) per share - basic	$(2.51)	$5.37	$(0.95)	$6.41

Income (loss) per share - diluted:
Continuing operations	$(2.51)	$5.31	$(0.95)	$6.37
Discontinued operations	—	(0.01)	—	(0.02)
Net income (loss) per share - diluted	$(2.51)	$5.30	$(0.95)	$6.35

Weighted average shares:
Basic	1,035	1,106	1,064	1,133
Diluted	1,035	1,119	1,064	1,144

(1) Includes stock-based compensation as follows:
Cost of net revenues	$13	$8	$53	$34
Sales and marketing	26	24	94	95
Product development	47	43	178	158
General and administrative	41	35	158	129
	$127	$110	$483	$416

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions)
Cash flows from operating activities:
Net income (loss)	$(2,601)	$5,936	$(1,016)	$7,266
Income from discontinued operations, net of income taxes	4	12	4	19
Adjustments:
Provision for transaction losses	79	59	272	231
Depreciation and amortization	172	176	676	682
Stock-based compensation	127	110	483	416
Gain on sale of business	—	—	(167)	—
Deferred income taxes	1,767	(4,433)	1,729	(4,556)
Changes in assets and liabilities, and other, net of acquisition effects	1,440	(1,240)	1,165	(1,231)
Net cash provided by continuing operating activities	988	620	3,146	2,827
Net cash provided by (used in) discontinued operating activities	—	—	—	(1)
Net cash provided by operating activities	988	620	3,146	2,826
Cash flows from investing activities:
Purchases of property and equipment	(192)	(136)	(666)	(626)
Purchases of investments	(3,323)	(3,430)	(14,599)	(11,212)
Equity investment in Flipkart	—	—	(514)	—
Maturities and sales of investments	3,742	4,134	14,520	10,063
Acquisitions, net of cash acquired	(12)	(11)	(34)	(212)
Other	(1)	3	(3)	(21)
Net cash provided by (used in) continuing investing activities	214	560	(1,296)	(2,008)
Net cash used in discontinued investing activities	—	—	—	—
Net cash provided by (used in) investing activities	214	560	(1,296)	(2,008)
Cash flows from financing activities:
Proceeds from issuance of common stock	46	35	120	102
Repurchases of common stock	(922)	(941)	(2,746)	(2,943)
Tax withholdings related to net share settlements of restricted stock units and awards	(49)	(25)	(219)	(121)
Proceeds from issuance of long-term debt, net	—	—	2,484	2,216
Repayment of debt	(2)	(3)	(1,452)	(20)
Other	31	8	29	22
Net cash used in continuing financing activities	(896)	(926)	(1,784)	(744)
Net cash used in discontinued financing activities	—	—	—	—
Net cash used in financing activities	(896)	(926)	(1,784)	(744)
Effect of exchange rate changes on cash and cash equivalents	54	(191)	238	(90)
Net increase (decrease) in cash and cash equivalents	360	63	304	(16)
Cash and cash equivalents at beginning of period	1,760	1,753	1,816	1,832
Cash and cash equivalents at end of period	2,120	1,816	2,120	1,816
Less: Cash and cash equivalents of discontinued operations	—	—	—	—
Cash and cash equivalents of continuing operations at end of period	$2,120	$1,816	$2,120	$1,816

eBay Inc.
Unaudited Summary of Consolidated Net Revenues

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(In millions, except percentages)
Net Revenues by Type:
Net transaction revenues:
Marketplace	$1,729	$1,606	$1,590	$1,525	$1,602
Current quarter vs prior year quarter	8%	8%	5%	2%	1%
Percent from international	61%	61%	61%	60%	62%
StubHub	306	273	227	204	274
Current quarter vs prior year quarter	12%	5%	1%	15%	18%
Percent from international	6%	4%	5%	4%	3%
Total net transaction revenues	2,035	1,879	1,817	1,729	1,876
Current quarter vs prior year quarter	8%	8%	4%	3%	3%
Percent from international	53%	53%	54%	53%	53%

Marketing services and other revenues:
Marketplace	333	293	283	283	313
Current quarter vs prior year quarter	6%	7%	2%	4%	(4)%
Percent from international	53%	52%	51%	47%	48%
Classifieds	244	235	219	199	201
Current quarter vs prior year quarter	21%	19%	6%	7%	10%
Percent from international	100%	100%	100%	100%	100%
StubHub, Corporate and other	1	2	9	6	5
Total marketing services and other revenues	578	530	511	488	519
Current quarter vs prior year quarter	11%	12%	6%	6%	3%
Percent from international	73%	73%	73%	69%	68%

Total net revenues	$2,613	$2,409	$2,328	$2,217	$2,395
Current quarter vs prior year quarter	9%	9%	4%	4%	3%

eBay Inc.
Unaudited Supplemental Operating Data

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(In millions, except percentages)
Active Buyers (1)	170	168	167	165	162
Current quarter vs prior year quarter	5%	5%	5%	5%	4%

Gross Merchandise Volume (2)
Marketplace	$22,993	$20,518	$20,392	$19,980	$21,036
Current quarter vs prior year quarter	9%	9%	3%	2%	2%
StubHub	$1,432	$1,162	$1,009	$917	$1,239
Current quarter vs prior year quarter	16%	2%	(5)%	6%	5%
Total GMV	$24,425	$21,680	$21,401	$20,897	$22,275
Current quarter vs prior year quarter	10%	8%	3%	3%	3%

(1)
All buyers who successfully closed a transaction on our Marketplace and StubHub platforms within the previous 12-month period. Buyers may register more than once, and as a result, may have more than one account.

(2)
Total value of all successfully closed transactions between users on our Marketplace and StubHub platforms during the period regardless of whether the buyer and seller actually consummated the transaction. We believe that GMV provides a useful measure of the overall volume of closed transactions that flow through our platforms in a given period, notwithstanding the inclusion in GMV of closed transactions that are not ultimately consummated.

In the third quarter of 2017, prior period Active Buyers and GMV were adjusted and related growth rates recalculated to exclude the impact of the sale of our eBay India business.

eBay Inc.
Business Outlook

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.
The company's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.
eBay Inc.

Three Months Ending
March 31, 2018
(In billions, except per share amounts)	GAAP	Non-GAAP (a)
Net Revenue	$2.57 - $2.61	$2.57 - $2.61
Diluted EPS from continuing operations	$0.37 - $0.41	$0.52 - $0.54

Twelve Months Ending
December 31, 2018
(In billions, except per share amounts)	GAAP	Non-GAAP (b)
Net Revenue	$10.9 - $11.1	$10.9 - $11.1
Diluted EPS from continuing operations	$1.65 - $1.75	$2.25 - $2.30

(a) Estimated non-GAAP amounts above for the three months ending March 31, 2018 include the effects of the Tax Cuts and Jobs Act. Estimated non-GAAP amounts above for the three months ending March 31, 2018 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $15 - $20 million and estimated stock-based compensation expense and associated employer payroll tax expense of approximately $120 - $130 million, as well as the related income tax impact. Estimated non-GAAP amounts above for the three months ending March 31, 2018, reflect adjustments that exclude tax impacts of the company's legal entity realignment, which are not reduced by the effects of the global minimum tax associated with the Tax Cuts and Jobs Act, of approximately $30 - $40 million.

(b) Estimated non-GAAP amounts above for the twelve months ending December 31, 2018 include the effects of the Tax Cuts and Jobs Act. Estimated non-GAAP amounts above for the twelve months ending December 31, 2018 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $40 - $50 million and estimated stock-based compensation expense and associated employer payroll tax expense of approximately $560 - $580 million, as well as the related income tax impact. Estimated non-GAAP amounts above for the twelve months ending December 31, 2018, reflect adjustments that exclude tax impacts of the company's legal entity realignment, which are not reduced by the effects of the global minimum tax associated with the Tax Cuts and Jobs Act, of approximately $130 - $150 million.

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow. These non-GAAP financial measures are presented on a continuing operations basis.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of deferred tax assets associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses from the disposal/acquisition of a business, certain effects of the planned separation of our eBay and PayPal businesses, certain gains and losses on investments, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This expense consists of expenses for stock options, restricted stock and employee stock purchases. The company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results. The related employer payroll taxes are dependent on the company's stock price and the timing and size of exercises by employees of their stock options and the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, certain amortization of deferred tax assets and related foreign exchange effects, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. The company incurs amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. The company also excludes certain gains and losses on investments. The company excludes the non-cash amortization of deferred tax assets associated with the realignment of its legal structure, which is not reduced by the effects of the Tax Cuts and Jobs Act, and related foreign exchange effects. The company excludes these items because management does not believe they correlate to the ongoing operating results of the company's business.
Restructuring. These charges consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Other certain significant gains, losses, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly or be repeated in the future. The company excludes these amounts from its results primarily because management does not believe they are indicative of its current or ongoing operating results.
Separation. These are significant expenses that are related to the separation of our eBay and PayPal businesses into separate publicly traded companies. These consist primarily of third-party consulting fees, legal fees, employee retention payments, tax indemnifications and other expenses related to the separation.
Tax effect of non-GAAP adjustments. This amount is used to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
US Tax Reform. Income tax expense excludes the effects of the Tax Cuts and Jobs Act.
In addition to the non-GAAP measures discussed above, the company also uses free cash flow. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

eBay Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions, except percentages)
GAAP operating income	$663	$638	$2,265	$2,325
Stock-based compensation expense and related employer payroll taxes	130	110	497	425
Amortization of acquired intangible assets within cost of net revenues	5	8	24	22
Amortization of acquired intangible assets within operating expenses	10	10	38	34
Separation	—	—	—	(1)
Other significant gains, losses or charges	—	(2)	(3)	(15)
Total non-GAAP operating income adjustments	145	126	556	465
Non-GAAP operating income	$808	$764	$2,821	$2,790
Non-GAAP operating margin	30.9%	31.9%	29.5%	31.1%

Reconciliation of GAAP Net Income to Non-GAAP Net Income and
GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate*

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions, except per share amounts and percentages)
GAAP income from continuing operations before income taxes	$561	$2,004	$2,276	$3,651
GAAP provision for income taxes	(3,158)	3,944	(3,288)	3,634
GAAP net income from continuing operations	$(2,597)	$5,948	$(1,012)	$7,285
Non-GAAP adjustments to net income from continuing operations:
Non-GAAP operating income from continuing operations adjustments (see table above)	145	126	556	465
Gains or losses on investments and sale of business	60	(1,334)	(123)	(1,369)
Tax effects of US Tax Reform	3,142	—	3,142	—
Tax effect of step-up of intangible assets basis	—	(4,603)	(695)	(4,603)
Foreign exchange effect of step-up of intangible assets basis	—	—	376	—
Tax effect of non-GAAP adjustments	(132)	464	(81)	378
Non-GAAP net income from continuing operations	$618	$601	$2,163	$2,156

Diluted net income from continuing operations per share:
GAAP	$(2.51)	$5.31	$(0.95)	$6.37
Non-GAAP	$0.59	$0.54	$2.00	$1.88
Shares used in GAAP diluted net income (loss) per-share calculation	1,035	1,119	1,064	1,144
Shares used in non-GAAP diluted net income per-share calculation	1,051	1,119	1,081	1,144

GAAP effective tax rate - Continuing operations	563%	(197)%	144%	(100)%
Tax effect of non-GAAP adjustments to net income from continuing operations	(544)%	221%	(124)%	122%
Non-GAAP effective tax rate - Continuing operations	19%	24%	20%	22%

*Presented on a continuing operations basis

Reconciliation of Operating Cash Flow to Free Cash Flow*

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions)
Net cash provided by continuing operating activities	$988	$620	$3,146	$2,827
Less: Purchases of property and equipment	(192)	(136)	(666)	(626)
Free cash flow from continuing operations	$796	$484	$2,480	$2,201

*Presented on a continuing operations basis

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with Customers. We will adopt ASC Topic 606 in the first quarter of 2018 using the full retrospective transition method, which requires that we restate each prior reporting period presented.

The following exhibit presents our 2017 and 2016 results recasted to reflect the impact of the new standard. We believe the comparable information in this exhibit will help our investors understand our 2018 business outlook.

Please refer to our Investor Relations website for full 2016 and 2017 quarterly restated financials.  These exhibits can be found at https://investors.ebayinc.com/financial_history.cfm.

Exhibit A

eBay Inc.
2017 and 2016 Recasted Results (Unaudited)
Condensed Consolidated Statement of Income from Continuing Operations - GAAP

	Three Months Ended				Year Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	2017	2016
	(In millions, except per share data and percentages)
Net revenues	$2,706	$2,498	$2,419	$2,303	$9,926	$9,298
Cost of net revenues	590	556	560	514	2,220	2,005
Gross profit	2,116	1,942	1,859	1,789	7,706	7,293
Operating expenses:
Sales and marketing	784	719	727	648	2,878	2,690
Product development	317	316	313	278	1,224	1,114
General and administrative	264	253	267	246	1,030	900
Provision for transaction losses	79	69	63	61	272	231
Amortization of acquired intangible assets	10	10	9	9	38	34
Total operating expenses	1,454	1,367	1,379	1,242	5,442	4,969
Income (loss) from operations	662	575	480	547	2,264	2,324
Interest and other income (expense), net	(102)	120	(18)	11	11	1,326
Income from continuing operations before income taxes	560	695	462	558	2,275	3,650
Provision for income taxes	(3,158)	(174)	(432)	476	(3,288)	3,635
Income from continuing operations	$(2,598)	$521	$30	$1,034	$(1,013)	$7,285

Net income from continuing operations per basic share	$(2.51)	$0.49	$0.03	$0.95	$(0.95)	$6.43

Net income from continuing operations per diluted share	$(2.51)	$0.48	$0.03	$0.94	$(0.95)	$6.37

Weighted average shares:
Basic	1,035	1,062	1,076	1,083	1,064	1,133
Diluted	1,035	1,078	1,091	1,102	1,064	1,144

Operating margin	24.5%	23.0%	19.8%	23.7%	22.8%	25.0%

* Information has been recast to reflect the adoption of ASC Topic 606, which we will adopt on January 1, 2018.

Exhibit A - Continued

eBay Inc.
Unaudited Condensed Consolidated Statement of Income from Continuing Operations - Non-GAAP Adjustments

	Three Months Ended								Year Ended December 31,
	December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017		2017		2016
Net revenues	$—		$—		$—		$—		$—		$—
Cost of net revenues	(19)	(a)(b)	(19)	(a)(b)	(21)	(a)(b)	(18)	(a)(b)	(77)	(a)(b)	(66)	(a)(b)
Gross profit	19		19		21		18		77		66
Operating expenses:
Sales and marketing	(27)	(a)	(19)	(a)	(28)	(a)	(21)	(a)	(95)	(a)	(95)	(a)
Product development	(47)	(a)	(45)	(a)	(50)	(a)	(36)	(a)	(178)	(a)	(147)	(a)
General and administrative	(42)	(a)	(42)	(a)	(49)	(a)(d)	(35)	(a)	(168)	(a)(d)	(123)	(a)(d)
Amortization of acquired intangible assets	(10)	(b)	(10)	(b)	(9)	(b)	(9)	(b)	(38)	(b)	(34)	(b)
Total operating expenses	(126)		(116)		(136)		(101)		(479)		(399)
Income from operations	145		135		157		119		556		465
Interest and other income (expense), net	60	(e)	(167)	(d)	—	(e)	(16)	(e)	(123)	(d)(e)	(1,369)	(e)
Income from continuing operations before income taxes	205		(32)		157		103		433		(904)
Provision for income taxes	3,010	(c)(h)	23	(c)	309	(c)(g)	(600)	(c)(f)(g)	2,742	(c)(f)(g)(h)	(4,225)	(c)(f)
Net income from continuing operations	$3,215		$(9)		$466		$(497)		$3,175		$(5,129)

(a) Stock-based compensation expense and related employer payroll taxes
(b) Amortization of acquired intangible assets
(c) Income taxes associated with certain non-GAAP entries
(d) Other significant gains, losses or charges
(e) Gains or losses on investments
(f) Tax effect of step-up of intangible assets basis
(g) Foreign exchange effect of step-up of intangible assets basis
(h) Tax effects of US Tax Reform

Exhibit A - Continued

eBay Inc.
2017 and 2016 Recasted Results (Unaudited)
Condensed Consolidated Statement of Income from Continuing Operations - Non-GAAP

	Three Months Ended				Year Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	2017	2016
	(In millions, except per share data and percentages)
Net revenues	$2,706	$2,498	$2,419	$2,303	$9,926	$9,298
Cost of net revenues	571	537	539	496	2,143	1,939
Gross profit	2,135	1,961	1,880	1,807	7,783	7,359
Operating expenses:
Sales and marketing	757	700	699	627	2,783	2,595
Product development	270	271	263	242	1,046	967
General and administrative	222	211	218	211	862	777
Provision for transaction losses	79	69	63	61	272	231
Total operating expenses	1,328	1,251	1,243	1,141	4,963	4,570
Income (loss) from operations	807	710	637	666	2,820	2,789
Interest and other income (expense), net	(42)	(47)	(18)	(5)	(112)	(43)
Income from continuing operations before income taxes	765	663	619	661	2,708	2,746
Provision for income taxes	(148)	(151)	(123)	(124)	(546)	(590)
Income from continuing operations	$617	$512	$496	$537	$2,162	$2,156

Net income from continuing operations per basic share	$0.60	$0.48	$0.46	$0.50	$2.03	$1.90

Net income from continuing operations per diluted share	$0.59	$0.47	$0.45	$0.49	$2.00	$1.88

Weighted average shares:
Basic	1,035	1,062	1,076	1,083	1,064	1,133
Diluted	1,051	1,078	1,091	1,102	1,081	1,144

Operating margin	29.8%	28.4%	26.4%	28.9%	28.4%	30.0%

* Information has been recast to reflect the adoption of ASC Topic 606, which we will adopt on January 1, 2018.